PART II

OFFERING CIRCULAR

 Groundfloor Finance Inc.

Twelve Series of Limited Recourse Obligations

Totaling $971,350

Dated: Febuary 25, 2019

This Post-Qualification Offering Circular Amendment No. 39 (this “PQA”) amends the offering circular of Groundfloor Finance Inc, dated December 29, 2017, as qualified on January 4, 2018, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. This PQA relates to the offer and sale of up to an additional $971,350 in aggregate amount of Limited Recourse Obligations (the “LROs”) to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

We make LROs available for investment on our web-based investment platform www.groundfloor.com (the “Groundfloor Platform”). Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225. Our mailing address is PO Box 79346, Atlanta, GA 30357.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower. This PQA relates to the offer and sale of each separate series of LROs corresponding to the Projects for which we extend Loans, as described below (the “Offering”).

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROs Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” section on page 106 of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 12 of the Offering Circular.

Generally, no sale may be made to you in this offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors) up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform.

This Offering is being conducted on a “best-efforts” basis, which means that our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$30,940	N/A	$30,940	N/A
Total Maximum	$971,350	N/A	$971,350	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10753) that we filed with the Securities and Exchange Commission. We hereby incorporate by reference into this PQA all of the information contained in the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment.
2.	Post-Qualification Amendment No. 6 to the Offering Circular.
3.	Semi Annual Report on Form 1-SA

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROs Covered by the Offering Circular and Use of Proceeds

The following disclosure is added on pages 109 and 110 of the Offering Circular under the table included under “The LROs Covered by this Offering Circular” and “Use of Proceeds,” respectively:

The table below lists the additional Projects covered by this PQA for which we are offering twelve separate series of LROs. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
7221 Farrington Road, Lot 3-#3, Durham, NC, 27707	$30,940
7221 Farrington Road, Lot 3-#5, Durham, NC, 27707	39,800
00 Wafford Lot #2, S. 1/2 Lot 2, Blk F #2, Umatilla, FL, 32784	45,910
00 Wafford Lot #3, S. 1/2 Lot 2, Blk F #2, Umatilla, FL, 32784	45,910
7221 Farrington Road, Lot 3-#4, Durham, NC, 27707	52,280
7221 Farrington Road, Lot 4-#2, Durham, NC, 27707	54,490
00 Lakeview Avenue #2, Umatilla, FL, 32784	60,450
10308 Sw 176 St #2, Miami, FL, 33157	73,090
1002 Brackett Road #1, Marietta, GA, 30066	77,090
342 Saint Johns Ave Sw #1, Atlanta, GA, 30315	102,360
Lot 4 Autumnwoods Subdivision #1, Cary, NC, 27523	194,260
Lot 42 Autumnwood Subdivision #1, Cary, NC, 27523	194,770
Total	$971,350

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-359.

PROJECT SUMMARIES FOR PQA NO. 39

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 3-#3, DURHAM, NC 27707 B Rate Projected Term Loan to ARV Loan Amount Investors 8% 12 months 78.24% $30,940 0 Purpose Loan Position Total Loan Amount Repayment Terms New Construction First Lien $30,940 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Grayson Dare Homes, Inc Barry Burnette - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $750,000 $113,280 Total Project Costs $648,700 GROUNDFLOOR $586,770 $61,930 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $63,230 Loan To ARV 78.2% Purchase Date 01/31/2017 Loan To Total Project Cost 90.5% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 7 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $750,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 7221 FARRINGTON ROAD, LOT 3-#3, DURHAM, NC 27707 The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needs to begin construction of this property on September 20, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower will has begun construction of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. This loan represents the third draw for the construction project and is secured by an individual note. Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 12 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction. There will be eight loans on this project, each representing subsequent draws. The first loan is for $209,190. The seven subsequent loans are between $30,000 and $70,000 each, depending on the amount of the draw. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project. The construction of the property may be extensive, and therefore subject to delays and other unexpected issues. The construction will require permitting, and permits may not be obtained on time or may be denied. There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place. Borrower is using $200,000 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards the construction of the property, much like an acquisition and construction loan. This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 3, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was previously purchased and is owned by the borrower. 7221 Farrington Road, Lot 1, which serves as additional collateral, has a market value of $200,000 according to a certified appraisal. Lot 1 is not subject to any encumbrances, and Groundfloor is in first lien position. The value of Lot 1 is not factored into the ARV for this loan. The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and reovered proceeds will be distributed on a pro-rata basis. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 39 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. GRAYSON DARE HOMES, INC DATE OF FORMATION* 11/12/2000 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 12/31/18 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $4M $600K 8 $2M Unsold Inventory Aged Inventory Gross Margin% N/A N/A 33.15% PRINCIPAL Barry Burnette FOCUS New Construction GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 4 0 10 $800K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $500K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-360

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 3-#5, DURHAM, NC 27707 B Rate Projected Term Loan to ARV Loan Amount Investors 8% 12 months 78.24% $39,800 0 Purpose Loan Position Total Loan Amount Repayment Terms New Construction First Lien $39,800 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Grayson Dare Homes, Inc Barry Burnette - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $750,000 $113,280 Total Project Costs $648,700 GROUNDFLOOR $586,770 $61,930 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $63,230 Loan To ARV 78.2% Purchase Date 01/02/2017 Loan To Total Project Cost 90.5% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 7 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $750,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 7221 FARRINGTON ROAD, LOT 3-#5, DURHAM, NC 27707 The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needs to begin construction of this property on September 20, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower will has begun construction of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. This loan represents the fifth draw for the construction project and is secured by an individual note. Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 12 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction. There will be eight loans on this project, each representing subsequent draws. The first loan is for $209,190. The seven subsequent loans are between $30,000 and $70,000 each, depending on the amount of the draw. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project. The construction of the property may be extensive, and therefore subject to delays and other unexpected issues. The construction will require permitting, and permits may not be obtained on time or may be denied. There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place. Borrower is using $200,000 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards the construction of the property, much like an acquisition and construction loan. This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 3, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was previously purchased and is owned by the borrower. 7221 Farrington Road, Lot 1, which serves as additional collateral, has a market value of $200,000 according to a certified appraisal. Lot 1 is not subject to any encumbrances, and Groundfloor is in first lien position. The value of Lot 1 is not factored into the ARV for this loan. The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and reovered proceeds will be distributed on a pro-rata basis. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 39 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. GRAYSON DARE HOMES, INC DATE OF FORMATION* 11/12/2000 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 12/31/18 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $4M $600K 8 $2M Unsold Inventory Aged Inventory Gross Margin% N/A N/A 33.15% PRINCIPAL Barry Burnette FOCUS New Construction GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 4 0 10 $800K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $500K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-361

PROJECT SUMMARY | 00 WAFFORD LOT #2, UMATILLA, FL 32784 C Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 70.26% $45,910 0 Purpose Loan Position Total Loan Amount Repayment Terms New Construction First Lien $45,910 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Sun State Construction, LLC Logan Lantrip - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $215,000 $36,752 Total Project Costs $185,049 GROUNDFLOOR $151,049 $34,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $12,000 Loan To ARV 70.3% Purchase Date 06/14/2018 Loan To Total Project Cost 82.3% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $215,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 00 WAFFORD LOT #2, UMATILLA, FL 32784 The Borrower intends to use the loan proceeds to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needs to begin construction of this property on October 18, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower will has begun construction of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The Borrower has not completed any projects since inception. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. This loan represents the second draw for the construction project and is secured by an individual note. Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 12 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction. There will be five loans on this project, each representing subsequent draws. The first loan is for $44,810. The seven subsequent loans are between $30,000 and $70,000 each, depending on the amount of the draw. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project. The construction of the property may be extensive, and therefore subject to delays and other unexpected issues. The construction will require permitting, and permits may not be obtained on time or may be denied. There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place. The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 39 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. SUN STATE CONSTRUCTION, LLC DATE OF FORMATION* 07/10/2018 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 12/31/18 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $31K $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Logan Lantrip FOCUS New Construction GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 5 0 6 $225K On Time Repayment Average Project Time Average Total Project Costs N/A 8 months $175K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-362

PROJECT SUMMARY | 00 WAFFORD LOT #3, UMATILLA, FL 32784 C Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 70.26% $45,910 0 Purpose Loan Position Total Loan Amount Repayment Terms New Construction First Lien $45,910 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Sun State Construction, LLC Logan Lantrip - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $215,000 $36,752 Total Project Costs $185,049 GROUNDFLOOR $151,049 $34,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $12,000 Loan To ARV 70.3% Purchase Date 06/14/2018 Loan To Total Project Cost 82.3% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $215,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 00 WAFFORD LOT #3, UMATILLA, FL 32784 The Borrower intends to use the loan proceeds to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needs to begin construction of this property on October 18, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower will has begun construction of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The Borrower has not completed any projects since inception. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. This loan represents the third draw for the construction project and is secured by an individual note. Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 12 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction. There will be five loans on this project, each representing subsequent draws. The first loan is for $44,810. The seven subsequent loans are between $30,000 and $70,000 each, depending on the amount of the draw. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project. The construction of the property may be extensive, and therefore subject to delays and other unexpected issues. The construction will require permitting, and permits may not be obtained on time or may be denied. There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place. The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 39 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. SUN STATE CONSTRUCTION, LLC DATE OF FORMATION* 07/10/2018 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 12/31/18 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $31K $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Logan Lantrip FOCUS New Construction GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 5 0 6 $225K On Time Repayment Average Project Time Average Total Project Costs N/A 8 months $175K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-363

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 3-#4, DURHAM, NC 27707 B Rate Projected Term Loan to ARV Loan Amount Investors 8% 12 months 78.24% $52,280 0 Purpose Loan Position Total Loan Amount Repayment Terms New Construction First Lien $52,280 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Grayson Dare Homes, Inc Barry Burnette - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $750,000 $113,280 Total Project Costs $648,700 GROUNDFLOOR $586,770 $61,930 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $63,230 Loan To ARV 78.2% Purchase Date 01/31/2017 Loan To Total Project Cost 90.5% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 7 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $750,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 7221 FARRINGTON ROAD, LOT 3-#4, DURHAM, NC 27707 The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needs to begin construction of this property on September 20, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower will has begun construction of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. This loan represents the fourth draw for the construction project and is secured by an individual note. Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 12 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction. There will be eight loans on this project, each representing subsequent draws. The first loan is for $209,190. The seven subsequent loans are between $30,000 and $70,000 each, depending on the amount of the draw. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project. The construction of the property may be extensive, and therefore subject to delays and other unexpected issues. The construction will require permitting, and permits may not be obtained on time or may be denied. There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place. Borrower is using $200,000 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards the construction of the property, much like an acquisition and construction. This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 3, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was previously purchased and is owned by the borrower. 7221 Farrington Road, Lot 1, which serves as additional collateral, has a market value of $200,000 according to a certified appraisal. Lot 1 is not subject to any encumbrances, and Groundfloor is in first lien position. The value of Lot 1 is not factored into the ARV for this loan. The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and reovered proceeds will be distributed on a pro-rata basis. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 39 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. GRAYSON DARE HOMES, INC DATE OF FORMATION* 11/12/2000 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 12/31/18 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $4M $600K 8 $2M Unsold Inventory Aged Inventory Gross Margin% N/A N/A 33.15% PRINCIPAL Barry Burnette FOCUS New Construction GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 4 0 10 $800K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $500K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-364

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 4-#2, DURHAM, NC 27707 B Rate Projected Term Loan to ARV Loan Amount Investors 8% 12 months 78.24% $54,490 0 Purpose Loan Position Total Loan Amount Repayment Terms New Construction First Lien $54,490 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Grayson Dare Homes, Inc Barry Burnette - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $750,000 $164,530 Total Project Costs $586,770 GROUNDFLOOR $586,770 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $63,230 Loan To ARV 78.2% Purchase Date 01/31/2017 Loan To Total Project Cost 100.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 7 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $750,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 7221 FARRINGTON ROAD, LOT 4-#2, DURHAM, NC 27707 The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needs to begin construction of this property on September 20, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower will has begun construction of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. This loan represents the second draw for the construction project and is secured by an individual note. Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 12 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction. There will be eight loans on this project, each representing subsequent draws. The first loan is for $209,190. The seven subsequent loans are between $30,000 and $70,000 each, depending on the amount of the draw. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project. The construction of the property may be extensive, and therefore subject to delays and other unexpected issues. The construction will require permitting, and permits may not be obtained on time or may be denied. There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place. Borrower is using $200,000 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards the construction of the property, much like an acquisition and construction loan. This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 4, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was previously purchased and is owned by the borrower. 7221 Farrington Road, Lot 1, which serves as additional collateral, has a market value of $200,000 according to a certified appraisal. Lot 1 is not subject to any encumbrances, and Groundfloor is in first lien position. The value of Lot 1 is not factored into the ARV for this loan. The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 39 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. GRAYSON DARE HOMES, INC DATE OF FORMATION* 11/12/2000 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 12/31/18 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $4M $600K 8 $2M Unsold Inventory Aged Inventory Gross Margin% N/A N/A 33.15% PRINCIPAL Barry Burnette FOCUS New Construction GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 4 0 10 $800K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $500K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-365

PROJECT SUMMARY | 00 LAKEVIEW AVENUE #2, UMATILLA, FL 32784 D Rate Projected Term Loan to ARV Loan Amount Investors 14% 12 months 70.97% $60,450 0 Purpose Loan Position Total Loan Amount Repayment Terms New Construction First Lien $60,450 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER SUN STATE CONSTRUCTION, LLC Logan Lantrip - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $326,000 $66,670 Total Project Costs $267,350 GROUNDFLOOR $231,350 $36,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $19,000 Loan To ARV 71.0% Purchase Date 05/10/2018 Loan To Total Project Cost 86.5% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $326,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 00 LAKEVIEW AVENUE #2, UMATILLA, FL 32784 The Borrower intends to use the loan proceeds to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needs to begin construction of this property on August 29, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower will has begun construction of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The Borrower has not completed any projects since inception. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. This loan represents the second draw for the construction project and is secured by an individual note. Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 12 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction. There will be seven loans on this project, each representing subsequent draws. The first loan is for $34,500. The five subsequent loans are between $30,000 and $70,000 each, depending on the amount of the draw. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project. The construction of the property may be extensive, and therefore subject to delays and other unexpected issues. The construction will require permitting, and permits may not be obtained on time or may be denied. There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place. The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 39 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. SUN STATE CONSTRUCTION, LLC DATE OF FORMATION* 07/10/2018 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 12/31/18 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $31K $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Logan Lantrip FOCUS New Construction GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 5 0 6 $225K On Time Repayment Average Project Time Average Total Project Costs N/A 8 months $175K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-366

PROJECT SUMMARY | 10308 SW 176 ST, MIAMI, FL 33157 C Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 61.54% $73,090 0 Purpose Loan Position Total Loan Amount Repayment Terms New Construction First Lien $73,090 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER 10308 SW 176 ST LLC Michael Parlapanis - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $335,000 $25,515 Total Project Costs $313,800 GROUNDFLOOR $206,170 $107,630 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $27,400 Loan To ARV 61.5% Purchase Date 05/16/2017 Loan To Total Project Cost 65.7% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 2 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $335,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 10308 SW 176 ST, MIAMI, FL 33157 The Borrower intends to use the loan proceeds to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needs to begin construction of this property on August 16, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower will has begun construction of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The Borrower has not completed any projects since inception. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. This loan represents the second draw for the construction project and is secured by an individual note. Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 12 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction. There will be four loans on this project, each representing subsequent draws. The first loan is for $66,000. The three subsequent loans are between $30,000 and $80,000 each, depending on the amount of the draw. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project. The construction of the property may be extensive, and therefore subject to delays and other unexpected issues. The construction will require permitting, and permits may not be obtained on time or may be denied. There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place. The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 39 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. 10308 SW 176 ST LLC DATE OF FORMATION* 07/20/2018 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 12/31/18 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Michael Parlapanis FOCUS New Construction GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 1 0 1 $265K On Time Repayment Average Project Time Average Total Project Costs N/A 9 months $175K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-367

PROJECT SUMMARY | 1002 BRACKETT ROAD, MARIETTA, GA 30066 A Rate Projected Term Loan to ARV Loan Amount Investors 7.5% 12 months 54.0% $77,090 0 Purpose Loan Position Total Loan Amount Repayment Terms New Construction First Lien $77,090 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER LCD Contracting LLC Lee Presto - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $266,000 $21,250 Total Project Costs $250,140 GROUNDFLOOR $143,640 $106,500 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $100,000 Loan To ARV 54.0% Purchase Date 04/19/2018 Loan To Total Project Cost 58.3% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 10 10 Location 4 8 Borrower Experience 4 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $266,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 1002 BRACKETT ROAD, MARIETTA, GA 30066 The Borrower intends to use the loan proceeds to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needs to begin construction of this property on November 27, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower will has begun construction of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The Borrower has not completed any project in the past year. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. This loan represents one draw for the construction project and is secured by an individual note. Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 12 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction. There will be five loans on this project, each representing subsequent draws. The first loan is for $77,090. The three subsequent loans are between $30,000 and $80,000 each, depending on the amount of the draw. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project. The construction of the property may be extensive, and therefore subject to delays and other unexpected issues. The construction will require permitting, and permits may not be obtained on time or may be denied. There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place. The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 39 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. LCD CONTRACTING LLC DATE OF FORMATION* 05/12/2015 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 12/31/18 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $100K $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Lee Presto FOCUS New Construction GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 3 $305K On Time Repayment Average Project Time Average Total Project Costs N/A 12 months $218K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-368

PROJECT SUMMARY | 342 SAINT JOHNS AVE SW, ATLANTA, GA 30315 B Rate Projected Term Loan to ARV Loan Amount Investors 9% 12 months 56.93% $102,360 0 Purpose Loan Position Total Loan Amount Repayment Terms New Construction First Lien $102,360 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Best Buy Homes Mike Cherwenka - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $320,000 $124,203 Total Project Costs $202,635 GROUNDFLOOR $182,190 $20,445 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $18,965 Loan To ARV 56.9% Purchase Date 11/20/2018 Loan To Total Project Cost 90.2% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 4 10 Location 4 8 Borrower Experience 4 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $320,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 342 SAINT JOHNS AVE SW, ATLANTA, GA 30315 The Borrower intends to use the loan proceeds to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needs to begin construction of this property on November 20, 2018 by Groundfloor Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower will has begun construction of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. This loan represents one draw for the construction project and is secured by an individual note. Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 12 months from the time such series of LRO is deemed issued, as described in our offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction. There will be five loans on this project, each representing subsequent draws. The first loan is for $102,360. The three subsequent loans are between $30,000 and $70,000 each, depending on the amount of the draw. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project. The construction of the property may be extensive, and therefore subject to delays and other unexpected issues. The construction will require permitting, and permits may not be obtained on time or may be denied. There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place. The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rate basis. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 39 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BEST BUY HOMES DATE OF FORMATION* 02/18/2012 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 12/31/2018 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $19K $0 1 $260K Unsold Inventory Aged Inventory Gross Margin% 0 0 32.69% PRINCIPAL Mike Cherwenka FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 3 $260K On Time Repayment Average Project Time Average Total Project Costs N/A 5 months $185K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-369

PROJECT SUMMARY | LOT 4 AUTUMNWOODS SUBDIVISION #1, CARY, NC 27523 C Rate Projected Term Loan to ARV Loan Amount Investors 9.5% 12 months 66.88% $194,260 0 Purpose Loan Position Total Loan Amount Repayment Terms New Construction First Lien $194,260 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Hayes Barton Homes, Inc William Allen Wells - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $860,000 $194,124 Total Project Costs $677,380 GROUNDFLOOR $575,130 $102,250 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $215,000 Loan To ARV 66.9% Purchase Date 12/07/2018 Loan To Total Project Cost 85.2% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 7 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $860,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: LOT 4 AUTUMNWOODS SUBDIVISION #1, CARY, NC 27523 The Borrower intends to use the loan proceeds to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needs to begin construction of this property on December 7, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower will has begun construction of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The Borrower has not completed any project in the past year. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. This loan represents one draw for the construction project and is secured by an individual note. Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 12 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction. There will be five loans on this project, each representing subsequent draws. The first loan is for $194,260. The three subsequent loans are between $80,000 and $200,000 each, depending on the amount of the draw. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project. The construction of the property may be extensive, and therefore subject to delays and other unexpected issues. The construction will require permitting, and permits may not be obtained on time or may be denied. There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place. The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 39 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. HAYES BARTON HOMES, INC DATE OF FORMATION* 11/13/2014 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 12/31/18 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $430K $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL William Allen Wells FOCUS New Construction GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 4 $347.8K On Time Repayment Average Project Time Average Total Project Costs N/A 9 months $216K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-370

PROJECT SUMMARY | LOT 42 AUTUMNWOODS SUBDIVISION #1, CARY, NC 27523 C Rate Projected Term Loan to ARV Loan Amount Investors 9.5% 12 months 66.71% $194,770 0 Purpose Loan Position Total Loan Amount Repayment Terms New Construction First Lien $194,770 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Hayes Barton Homes, Inc William Allen Wells - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $900,000 $212,474 Total Project Costs $702,620 GROUNDFLOOR $600,370 $102,250 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $215,000 Loan To ARV 66.7% Purchase Date 12/07/2018 Loan To Total Project Cost 85.8% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 7 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $900,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: LOT 42 AUTUMNWOODS SUBDIVISION #1, CARY, NC 27523 The Borrower intends to use the loan proceeds to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needs to begin construction of this property on December 7, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower will has begun construction of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The Borrower has not completed any project in the past year. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. This loan represents one draw for the construction project and is secured by an individual note. Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 12 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction. There will be five loans on this project, each representing subsequent draws. The first loan is for $194,770. The three subsequent loans are between $80,000 and $200,000 each, depending on the amount of the draw. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project. The construction of the property may be extensive, and therefore subject to delays and other unexpected issues. The construction will require permitting, and permits may not be obtained on time or may be denied. There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place. The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 39 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. HAYES BARTON HOMES, INC DATE OF FORMATION* 11/13/2014 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 12/31/18 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $430K $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL William Allen Wells FOCUS New Construction GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 4 $347.8K On Time Repayment Average Project Time Average Total Project Costs N/A 9 months $216K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-371

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10753	3.2	November 1, 2018

3.3	Preferred Stock Voting Agreement		1-A/A	024-10753	3.3	November 30, 2017

4.1	Standard Form of LRO Agreement (incorporated by reference from the Offering Circular)		1-A/A	024-10496	N/A	October 22, 2018

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.4	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.5	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.6	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.7	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.8	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.9	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.10	Promissory Note and Security Agreement, as amended		1-A POS	024-10496	6.10	October 18, 2017

6.11	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.12	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

6.13	Loan Purchase Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.11	January 22, 2018

6.14	Servicing Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.12	January 22, 2018

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A/A	024-10753	11.1	March 22, 2018

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 25, 2019.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 25, 2019
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary, Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 25, 2019
Nick Bhargava

*	Director	February 25, 2019
Sergei Kouzmine

*	Director	February 25, 2019
Bruce Boehm

*	Director	February 25, 2019
Michael Olander Jr.

*	Director	February 25, 2019
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact